UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2011
THE GOODYEAR TIRE & RUBBER COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 796-2121
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 8.01 Other Events.
     As set forth below, we are amending and restating our description of capital stock, which will be available for incorporation by reference into our filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.
DESCRIPTION OF CAPITAL STOCK
     The following summary contains a description of the material terms of our capital stock, which is based on our articles of incorporation, as amended (“Amended Articles of Incorporation”), our code of regulations, as amended (“Code of Regulations”), and applicable provisions of Ohio law. This summary is not complete. This summary is qualified entirely by reference to our Amended Articles of Incorporation and our Code of Regulations.
Authorized Shares
     Our authorized capital stock consists of:
          450,000,000 shares of common stock, without par value; and
          50,000,000 shares of preferred stock, issuable in series.
Common Stock
     Voting Rights
     Each share of our common stock is entitled to one vote per share on each matter voted upon by shareholders, subject to the right of shareholders to vote cumulatively in the election of directors and the rights of the holders of shares of preferred stock, if any, that may be outstanding.
     Except as may otherwise be required by our Amended Articles of Incorporation, our Code of Regulations or Ohio law in respect of certain matters, the affirmative vote of at least a majority of the shares of common stock outstanding on the record date is required for any proposal to be adopted. Various matters, including the approval of certain transactions and certain amendments to the Amended Articles of Incorporation or Code of Regulations, require the affirmative vote of the holders of two-thirds of the shares of common stock outstanding.
     In voting for the election of directors, each share is entitled to one vote for each director to be elected unless cumulative voting is in effect. In an uncontested election for which cumulative voting is not in effect, all candidates for directorships to be filled must receive more votes “for” their election than “against” their election in order to be elected. If the election is contested or if cumulative voting is in effect, the candidates for directorships to be filled receiving the most votes shall be elected, up to the number of directors to be elected. An election shall be considered contested if there are more nominees for election than director positions to be filled in that election. Any holder of shares of common stock may request that voting for the election of directors be cumulative. In voting cumulatively, a shareholder may give any one candidate for director a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she is entitled to vote, or may distribute his or her votes on the same principle among two or more candidates as desired.
          Under Ohio law, an incumbent director who is not re-elected will continue in office as a “holdover” director until his or her successor is elected by a subsequent shareholder vote, or his or her earlier resignation, removal from office or death. In order to address “holdover” terms for any incumbent directors who fail to be re-elected under our majority vote standard, our corporate governance guidelines provide that if a director nominee does not receive a majority affirmative vote, he or she will promptly offer his or her resignation as a director to the board of directors.

     Dividend Rights
     The holders of shares of our common stock are entitled to receive dividends and other distributions if, as and when declared by our board of directors out of funds legally available for that purpose. These rights are subject to any preferential rights and any sinking fund, redemption or repurchase rights of any outstanding shares of preferred stock. We are not permitted to pay dividends to holders of our common stock if we have not paid or provided for the dividends, if any, fixed with respect to any outstanding shares of preferred stock.
     The terms of our senior secured credit facilities and certain of our outstanding debt securities contain covenants that may restrict our ability to pay cash dividends on our capital stock, including our common stock, under certain circumstances. Specifically, under most of our existing financing agreements, we may pay cash dividends and make other distributions on our capital stock, including our common stock, only if certain financial tests are met or certain exceptions are available.
     Liability for Calls and Assessments
     The outstanding shares of our common stock are validly issued, fully paid and non-assessable.
     Preemptive Rights
     Holders of shares of our common stock do not have preemptive rights or conversion rights as to additional issuances of shares of our common stock or of securities convertible into, or entitling the holder to purchase, shares of our common stock.
     Liquidation Rights
     If the Company were voluntarily or involuntarily liquidated, dissolved or wound up, the holders of our outstanding shares of common stock would be entitled to share in the distribution of all assets remaining after payment of all of our liabilities and after satisfaction of prior distribution rights and payment of any distributions owing to holders of any outstanding shares of preferred stock.
     Other Information
     Holders of shares of our common stock have no conversion, redemption or call rights related to their shares. We may, pursuant to action authorized by our board of directors, offer to repurchase or otherwise reacquire shares of our common stock, but we may not redeem issued and outstanding shares.
Preferred Stock
     Our board of directors is authorized, without further action, to fix by an amendment to our Amended Articles of Incorporation the terms and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of our preferred stock, in one or more series. Our Amended Articles of Incorporation provide that all series of our preferred stock rank on parity with one another. If shares of a series of preferred stock are outstanding and if six quarterly dividends thereon have not been paid as provided by the terms of that outstanding series of preferred stock, then the holders of the preferred stock have the right to elect, as a class, two members of our board of directors, which rights continue until the dividend payment default is cured. In addition, the separate affirmative vote or consent of the holders of any outstanding preferred stock may be required to authorize the creation of a class of capital stock that ranks senior or on a parity with our preferred stock, the increase in the authorized number of shares of our preferred stock and certain other corporate actions, including mergers and the sale of all or substantially all of our property or business.
Policy Regarding Shareholder Rights Plans
     We do not have a shareholder rights plan. The board of directors has agreed to the following policy, which is set forth in our corporate governance guidelines, with respect to the future adoption of a rights plan:

•	if we ever were to adopt a rights plan, the board of directors would seek prior shareholder approval of the plan unless, due to timing constraints or other reasons, a committee consisting solely of independent directors determines that it would be in the best interests of shareholders to adopt a plan before obtaining shareholder approval; and

•	if a rights plan is adopted without prior shareholder approval, the plan must either be ratified by shareholders or must expire within one year.
Certain Provisions of Ohio Law and the Company’s Amended Articles of Incorporation and Code of Regulations
     There are statutory provisions of Ohio law and provisions in our Amended Articles of Incorporation and Code of Regulations that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or changes in management of the Company, including transactions in which our shareholders might otherwise receive a premium over the then current market prices for their shares.
     Amended Articles of Incorporation and Code of Regulations
     Our Amended Articles of Incorporation and Code of Regulations contain various provisions that may have the effect, either alone or in combination with each other, of making more difficult or discouraging a business combination or an attempt to obtain control of the Company that is not approved by the board of directors. These provisions include:
•	the right of our board of directors to issue authorized and unissued shares of common stock without shareholder approval;

•	the right of our board of directors to issue shares of preferred stock in one or more series and to designate the number of shares of those series and certain terms, rights and preferences of those series, including redemption terms and prices and conversion rights, without shareholder approval; and

•	provisions prohibiting the removal of directors except upon the vote of holders of shares entitling them to exercise at least two-thirds of the voting power of the Company.
     Ohio Law Provisions
     Various laws may affect the legal or practical ability of shareholders to dispose of shares of the Company. Such laws include the Ohio statutory provisions described below.
     Chapter 1704 of the Ohio Revised Code prohibits an interested shareholder (defined in Section 1704.01 of the Ohio Revised Code as a beneficial owner, directly or indirectly, of ten percent or more of the voting power of any issuing public Ohio corporation) or any affiliate or associate of an interested shareholder (as defined in Section 1704.01 of the Ohio Revised Code) from engaging in certain transactions with the corporation during the three-year period after the interested shareholder’s share acquisition date.
     The prohibited transactions include, among other things: mergers, consolidations, majority share acquisitions, certain purchases, leases and sales of assets, certain issuances or transfers of shares (or rights to acquire shares), dissolutions, certain reclassifications, recapitalizations or other transactions that would increase the proportion of shares held by the interested shareholder or its affiliates or associates, and the provision of certain benefits (including loans, advances and other financial assistance) by the corporation to the interested shareholder or its affiliates or associates.
     After the expiration of the three-year period, the corporation may participate in such a transaction with an interested shareholder only if, among other things:

•	the transaction receives the approval of the holders of at least two-thirds of all the voting shares of the corporation and is also approved by the holders of at least a majority of the disinterested voting shares (defined as those shares not held by the interested shareholder or its affiliates or associates); or

•	the transaction meets certain criteria designed to ensure that the remaining shareholders receive fair consideration for their shares.
     The prohibitions do not apply if, before the interested shareholder becomes an interested shareholder, the board of directors of the corporation approves either the interested shareholder’s acquisition of shares or the otherwise prohibited transaction. The restrictions also do not apply if a person was an interested shareholder prior to the adoption of the statute on April 11, 1990, unless, subject to certain exceptions, the interested shareholder increases his, her or its proportionate voting power on or after April 11, 1990 or if a person inadvertently becomes an interested shareholder, provided that, as soon as practicable, they divest the voting shares that resulted in them becoming an interested shareholder.
     Pursuant to Ohio Revised Code Section 1707.043, an Ohio publicly traded corporation may recover profits made from any disposition of the corporation’s equity securities by a person who, within eighteen months before such disposition made a proposal, or publicly disclosed the intention or possibility of making a proposal, to acquire control of the corporation. The corporation may not, however, recover from a person who proves in a court of competent jurisdiction either of the following:
•	such person’s sole purpose in making the proposal or public disclosure was to succeed in acquiring control of the corporation and that there were reasonable grounds to believe that such person would acquire control of the corporation; or

•	such person’s public disclosure concerning the intention or possibility of making a proposal to acquire control of the corporation were not effected with a purpose of affecting market trading and thereby increasing any profit or decreasing any loss from the disposition of the equity securities, and the public disclosure did not have a material effect on the market price or trading volume of the corporation’s equity securities.
     Also, before the corporation may obtain any recovery, the aggregate amount of the profit realized by such person must exceed $250,000. Section 1707.043 does not apply to equity securities acquired more than eighteen months before the date on which the proposal or public disclosure was made. Any shareholder may bring an action on behalf of the corporation if a corporation fails or refuses to bring an action to recover these profits within sixty days of a written request by a holder of any equity security. The party bringing such an action may recover attorneys’ fees if the court having jurisdiction over such action orders the recovery of any profits.
     We are also subject to Ohio’s Control Share Acquisition Act (Ohio Revised Code Section 1701.831). The Control Share Acquisition Act provides that, with certain exceptions, a person may acquire beneficial ownership of shares in certain ranges (one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more) of the voting power of the outstanding shares of an Ohio corporation meeting certain criteria, which the Company meets, only if such person has submitted an “acquiring person statement” and the proposed acquisition has been approved at a special meeting of shareholders called for the purpose of considering the proposed acquisition by both (i) the vote of a majority of the voting power of the corporation and (ii) the vote of a majority of the voting power of the corporation excluding “interested shares” (as defined in Section 1701.01 of the Ohio Revised Code).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: March 28, 2011	By	/s/ David L. Bialosky

David L. Bialosky Senior Vice President, General Counsel and Secretary